Exhibit 21.1

		Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics, Inc.	Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics Subsidiary		Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Corporation	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Subsidiary
	Dynamic Aviation, LLC	100%	—		—	—
*	New Millennium Building Systems, LLC	100%	—		—	—
*	OmniSource Corporation	100%	—		—	—
*	OmniSource Transport, LLC	—	—		100%	—
*	OmniSource Indianapolis, LLC	—	—		100%	—
*	Capitol City Metals, LLC	—	—		—	100	(1)%
*	OmniSource Athens Division, LLC	—	—		100%	—
*	Michigan Properties Ecorse, LLC	—	—		100%	—
*	Recovery Technologies, LLC	—	—		100%	—
*	Lucky Strike Metals, LLC	—	—		100%	—
*	Open Sky Aviation, LLC	—	—		100%	—
*	Speedbird Aviation, LLC	—	—		—	100	(2)%
*	Carolina Investment Company, LLC	—	—		100%	—
*	Auburn Investment Company, LLC	—	—		100%	—
*	Scientific Recycling Group, LLC	—	—		100%	—
*	Superior Aluminum Alloys, LLC	—	—		100%	—
*	OmniSource, LLC	—	—		100%	—
*	OmniSource Mexico, LLC	—	—		100%	—
*	Global Shredding Technologies, Ltd., LLC	—	—		100%	—
*	Industrial Scrap, LLC	—	—		100%	—
*	Industrial Scrap Corporation	—	—		100%	—
*	Admetco, Inc.	—	—		100%	—
*	Jackson Iron & Metal Company, Inc.	—	—		100%	—
*	OmniSource Bay City, LLC	—	—		—	100	(3)%
	Paragon Steel Enterprises, LLC	50%	—		—	—
*	Roanoke Electric Steel Corporation	100%	—		—	—
*	New Millennium Building Systems, Inc.	—	100%		—	—
*	SOCAR of Ohio, Inc.	—	100	(4)%	—	—
*	Shredded Products, LLC	—	100%		—	—
*	John W. Hancock, Jr. LLC	—	100%		—	—
*	Steel of West Virginia, Inc.	—	100%		—	—
*	Marshall Steel, Inc.	—	100	(5)%	—	—
*	SWVA, Inc.	—	100	(5)%	—	—
*	Steel Ventures, Inc.	—	100	(5)%	—
*	SDI Investment Company	100%	—		—	—
*	Shredded Products II, LLC	100%	—		—	—
*	Steel Dynamics Ferrous Resources, LLC	100%	—		—	—
*	Steel Dynamics Sales North America, Inc.	100%	—		—	—
*	Steel Holdings, Inc.	100%	—		—	—
	STLD Holdings, Inc.	100%	—		—	—

		Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics, Inc.	Percent of Capital Stock/Equity Units Owned/Voted by Steel Dynamics Subsidiary	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Corporation	Percent of Capital Stock/Equity Units Owned/Voted by OmniSource Subsidiary
	Ferrous Resources, LLC	—	100%	—	—
	Dynamics Composites, LLC	—	88%	—	—
	Mesabi Nugget Delaware, LLC	—	100%	—	—
	Mesabi Mining, LLC	—	100%	—	—
	Indy Partners I, LLC	—	100%	—	—
	Indy Partners II, LLC	—	100%	—	—
*	The Techs Holdings, Inc.	100%	—	—	—
*	The Techs Industries, Inc.	—	100%	—	—

*                      Subsidiary Guarantors

(1)               Owned by OmniSource Indianapolis, LLC, a subsidiary of OmniSource Corporation

(2)               Owned by Open Sky Aviation, LLC, a subsidiary of OmniSource Corporation

(3)               Owned by Jackson Iron & Metal Company, Inc., a subsidiary of OmniSource Corporation

(4)               Owned by New Millennium Building Systems, Inc., a subsidiary of Roanoke Electric Steel Corporation

(5)               Owned by Steel of West Virginia, Inc., a subsidiary of Roanoke Electric Steel Corporation